UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2012

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 10, 2012, American Financial Group, Inc.’s subsidiary, Great American Financial Resources, Inc. (“GAFRI”), together with certain of GAFRI’s subsidiaries (collectively, the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Cigna Health and Life Insurance Company (“Cigna”) pursuant to which the Company agreed to sell its Medicare Supplement and Critical Illness businesses (headquartered in Austin, Texas and doing business as Great American Supplemental Benefits Group) (collectively, the “Business”) to Cigna for approximately $295 million in cash, subject to post-closing adjustments based upon statutory capital and surplus of the transferred businesses as of the closing date.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and Cigna, as well as indemnification provisions for breaches or inaccuracies in either party's representations and warranties or covenants.

The transaction is subject to customary closing conditions, including, among others (i) the expiration or termination of any applicable waiting periods or receipt of any required antitrust clearances under applicable laws; (ii) the absence of any law or order prohibiting the transaction; (iii) the accuracy of the parties’ representations and warranties, subject to customary materiality limits and (iv) the performance by each of the parties of covenants under the Agreement in all material respects.

The Purchase Agreement contains customary termination rights for both the Company and Cigna. These include, subject to certain conditions, termination by (i) mutual consent of the Company and Cigna; (ii) either party if the transaction has not closed by November 12, 2012, subject to certain limited exceptions, which such date may be extended by Cigna for up to 60 days under certain circumstances; and (iii) either party if the other party has breached or failed to perform in any material respects any of its representations or covenants, as a result of which a condition to such non-breaching party’s obligation to complete the transaction will not be met, and the breach or failure is not or cannot be cured within 30 days.

Item 7.01                      Regulation FD Disclosure.

On May 10, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated May 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: May 14, 2012	By:	/s/ Karl J. Grafe
Karl J. Grafe
Title
Vice President